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                                                                    EXHIBIT 11

                                                                                      Three Months Ended
                                                                                --------------------------------
                                                                                March 29,              March 30,
                                                                                  1997                   1996
                                                                                ---------              ---------
                                                                          (In thousands, except per share amounts)
CALCULATION OF EARNINGS PER SHARE:
PRIMARY:
Weighted average common shares outstanding during the period..................     34,068                 32,816
Dilutive effect of stock options using the treasury stock method..............      1,494                  3,299
                                                                                --------------------------------
    Total common equivalent shares............................................     35,562                 36,115
                                                                                --------------------------------
Net income....................................................................    $ 3,075                $ 7,469
Net income per share..........................................................    $  0.09                $  0.21

FULLY DILUTED:(1)
Weighted average common shares outstanding during the period..................     34,068                 32,816
Diluted effect of stock options using the treasury stock method...............      1,494                  3,299
                                                                                --------------------------------
    Total common equivalent shares............................................     35,562                 36,115
                                                                                --------------------------------
Net income....................................................................    $ 3,075                $ 7,469
Net income per share..........................................................    $  0.09                $  0.21

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(1) This calculation is submitted in accordance with Regulation S-K item
    601(b)(11) although not required by Footnote 2 to Paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.